EXHIBIT 99.1

RESIGNATION LETTER

TO: GREATER CHINA ACQUISITION CORP.

AND TO: THE DIRECTORS THEREOF

I, William Tay, hereby tender my resignation as Director, President, Secretary and Treasurer of Greater China Acquisition Corp., a Delaware corporation, effective immediately following the consummation of the Share Purchase Agreement, dated February 5, 2008, between William Tay and Shaun Morgan.

My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

DATED this 6th day of February, 2008.

/s/ William Tay

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William Tay